CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45744 dated April 27, 2004) pertaining to the Amended 1999 Stock Option Plan of Destiny Media Technologies Inc. of our report dated October 21, 2005, with respect to the consolidated financial statements of Destiny Media Technologies Inc. included in this Annual Report (Form 10-KSB) for the year ended August 31, 2005.

Vancouver, Canada	/s/ Ernst & Young LLP
November 29, 2005
Chartered Accountants